Exhibit 10.1

LaSalle Hotel Properties
7550 Wisconsin Avenue, 10th Floor
Bethesda, Maryland 20814

September 18, 2018

Michael D. Barnello
LaSalle Hotel Properties
7550 Wisconsin Ave, 10th Floor
Bethesda, Maryland 20814

Dear Mike,
We refer to those certain Performance-Based Share Award Agreements between you and LaSalle Hotel Properties (the “Company”) identified on Exhibit A attached to this letter (the “Award Agreements”). Capitalized terms used and not defined in this letter have the meanings ascribed by the Award Agreements.
Under the terms of the Agreement and Plan of Merger, by and among the Company, LaSalle Hotel Operating Partnership, L.P., Pebblebrook Hotel Trust (“Parent”), Pebblebrook Hotel, L.P., Ping Merger Sub, LLC and Ping Merger OP, LP, dated as of September 6, 2018, as amended on September 18, 2018 (as the same may be amended from time to time, the “Merger Agreement”), the Company and Parent agreed that the total number of Common Shares that will become earned and vested pursuant to the Award Agreements in connection with the Company Merger (as defined in the Merger Agreement) shall equal 180% of the Target Amount.
Notwithstanding anything contained in the Award Agreements to the contrary, by signing this letter you are agreeing to fix the number of Common Shares to be earned and awarded under the Award Agreements at 180% of the Target Amount, which is an aggregate of 357,140 Common Shares, which may be more or less than the number of Common Shares that would have been earned pursuant to the Award Agreements but for the amendment to the Merger Agreement and this letter agreement, in accordance with the terms of the Merger Agreement.
This letter agreement will become effective immediately and shall automatically terminate upon termination of the Merger Agreement for any reason. Except for the modification described in this letter, all other terms and conditions of the Award Agreements, as in effect on the date hereof, shall remain unchanged.
LASALLE HOTEL PROPERTIES
/s/ Kenneth G. Fuller
Name: Kenneth G. Fuller
Title: Chief Financial Officer

AGREED AND ACCEPTED:

/s/ Michael D. Barnello
Name: Michael D. Barnello

Date: September 18, 2018

Exhibit A

Performance-Based Share Award Agreement, dated March 18, 2016 (Target Amount-26,213 Common Shares; Measuring Period January 1, 2016 to December 31, 2018)

Performance-Based Share Award Agreement, dated March 18, 2016 (Target Amount-26,213 Common Shares; Measuring Period July 1, 2016 to June 30, 2019)

Performance-Based Share Award Agreement, dated March 23, 2017 (Target Amount-34,103 Common Shares; Measuring Period January 1, 2017 to December 31, 2019)

Performance-Based Share Award Agreement, dated March 23, 2017 (Target Amount-34,102 Common Shares; Measuring Period July 1, 2017 to June 30, 2020)

Performance-Based Share Award Agreement, dated March 21, 2018 (Target Amount-38,890 Common Shares; Measuring Period January 1, 2018 to December 31, 2020)

Performance-Based Share Award Agreement, dated March 21, 2018 (Target Amount-38,890 Common Shares; Measuring Period July 1, 2018 to June 30, 2021)